UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2021

PURECYCLE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Hazeltine National Drive, Suite 650,

Orlando, Florida 32822

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 648-3565

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2021, PureCycle Technologies, Inc. (the “Company”) reached an agreement with Lawrence Somma, 55, to serve as the Company’s Chief Financial Officer, effective November 15, 2021.

Mr. Somma most recently served as Vice President, Finance Strategy & Transformation, at LyondellBasell Industries N.V. since February 8, 2020. Mr. Somma previously served as LyondellBassell’s Vice President, Corporate Treasurer from October 2013 until February 2020. Mr. Somma previously was employed by Hyatt Hotels Corporation from 2008 through 2013, serving as Senior Vice President and Treasurer from 2008 through 2012 and Senior Vice President, Real Estate and Capital Strategy from 2012 through 2013. Mr. Somma has held various finance-related positions at a number of other companies, including Lennar Corporation from 2006 through 2008, Sara Lee Corporation from 2000 through 2006, Fischer Scientific from 1997 through 2000, and General Motors Corporation from 1989 through 1997. Mr. Somma attended Cornell University where he earned his Bachelor of Science in 1988 and his Masters in Engineering Management in 1989. Mr. Somma received his Masters in Business Administration from the University of Buffalo in 1992.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Somma and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Somma and any other person pursuant to which Mr. Somma will be serving as Chief Financial Officer. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the offer of employment, Mr. Somma will receive an annual base salary of $500,000, and will be eligible to participate in the Company’s 2022 short-term annual incentive plan and long-term incentive plans. Mr. Somma will receive a sign-on bonus of $250,000 and an initial equity award with a grant date value of $3,300,000, which is expected to be issued within the first thirty (30) days following his commencement of employment with the Company. Mr. Somma will also receive reimbursement of a maximum of $150,000 for relocation to Florida, which is expected to occur by July 15, 2022. Mr. Somma will be eligible to participate in the Company’s Executive Officer Severance Plan.

Mr. Somma will replace Michael E. Dee, who has served as the Company’s Chief Financial Officer since November 15, 2020. Mr. Dee is currently expected to remain with the Company to assist with Mr. Somma’s transition, as well as to continue assisting the Company with various functions including its investor relations and financing activities. Mr. Dee’s employment with the Company is expected to conclude within the next sixty (60) days.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release announcing appointment of Lawrence Somma as Chief Financial officer, dated November 4, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Dated: November 4, 2021	By:	/s/ Brad S. Kalter
Brad S. Kalter
General Counsel and Corporate Secretary